Exhibit 99.1

A subsidiary of California Water Service Group

401 Horner Street, Rio Communities, NM 87002

January 26, 2023

Contact: Yvonne Kingman, 310-257-1434 (media)

Tom Smegal, 408-367-8200 (analysts)

For Immediate Release

New Mexico Water Service to Acquire Lake Section Water Company

Acquisition Would Expand Utility to Almost 16,000 Connections

RIO COMMUNITIES, N.M.—New Mexico Water Service (New Mexico Water), a subsidiary of California Water Service Group (Group) (NYSE: CWT), has signed an agreement to purchase the assets of Lake Section Water Company (Lake Section), a utility located in Chapparal, N.M. The acquisition, which—when closed—would establish New Mexico Water as the largest investor-owned water and wastewater utility in the state, is subject to satisfaction of customary closing conditions and approval by the New Mexico Public Regulation Commission (Commission).

As part of the purchase, New Mexico Water will own and operate the Lake Section water system, which serves 5,000 customer connections about 110 miles south of New Mexico Water’s Elephant Butte system in the greater El Paso, Texas, metropolitan area.

“We are dedicated to providing quality, service, and value to all of our customers and appreciate Lake Section Water Company’s confidence in our team to provide the same service to its customers,” said Martin A. Kropelnicki, President and CEO of New Mexico Water. “We also look forward to working with Lake Section and the Commission to complete the acquisition.”

Group has completed more than 18 acquisitions since 2019, which has added more than 42,000 water and wastewater customer connections. With the addition of closed and announced transactions, Group will be the largest investor-owned water utility in California, Hawaii, New Mexico, and Washington.

About New Mexico Water Service and California Water Service Group

New Mexico Water Service provides high-quality, reliable water and/or wastewater services to about 20,000 people in its Rio Communities, Rio Del Oro, Meadow Lake, Indian Hills, Squaw Valley, Elephant Butte, Sandia Knolls, Juan Tomas, and Cypress Gardens systems through 10,740 service connections. It is a subsidiary of California Water Service Group (NYSE: CWT), the largest regulated water utility in the western United States. In total, Group serves more than 2 million people in California, Hawaii, New Mexico, Washington, and Texas through its regulated subsidiaries, California Water Service, Hawaii Water Service, New Mexico Water Service, and Washington Water Service, and its utility holding company, Texas Water Service.

What sets New Mexico Water and Group apart is their commitment to enhancing the quality of life for their customers, communities, employees, and stockholders. Guided daily by their promise to provide quality, service, and value, the company’s employees lead the way in working to protect the planet, care for people, and operate with the utmost integrity. Integral to their strategy is investing responsibly in water and wastewater infrastructure, sustainability initiatives, and community well-being.  The company has been named one of “America’s Most Responsible Companies” by Newsweek and a Great Place to Work®.  More information is available at www.newmexicowater.com and www.calwatergroup.com.

This news release contains forward-looking statements within the meaning established by the Private Securities Litigation Reform Act of 1995 ("Act"). The forward-looking statements are intended to qualify under provisions of the federal securities laws for "safe harbor" treatment established by the Act. Forward-looking statements are based on currently available information, expectations, estimates, assumptions and projections, and management's judgment about the Company, the water utility industry and general economic conditions. Such words as would, expects, intends, plans, believes, estimates, assumes, anticipates, projects, predicts, forecasts or variations of such words or similar expressions are intended to identify forward-looking statements. The forward-looking statements are not guarantees of future performance. They are subject to uncertainty and changes in circumstances. Actual results may vary materially from what is contained in a forward-looking statement. Factors that may cause a result different than expected or anticipated include, but are not limited to: ability to close the acquisition of  Lake Section Water Company, integrate the business, and operate the Lake Section Water system in an effective and accretive manner; natural disasters, public health crises, pandemics, epidemics or outbreaks of a contagious disease, such as the outbreak of coronavirus (or COVID-19); governmental and regulatory commissions' decisions, including decisions on proper disposition of property; consequences of eminent domain actions relating to our water systems; changes in regulatory commissions' policies and procedures; the timeliness of regulatory commissions' actions concerning rate relief and other actions; changes in water quality standards; changes in environmental compliance and water quality requirements; electric power interruptions; housing and customer growth trends; the impact of opposition to rate increases; our ability to recover costs; availability of water supplies; issues with the implementation, maintenance or security of our information technology systems; civil disturbances or terrorist threats or acts; the adequacy of our efforts to mitigate physical and cyber security risks and threats; the ability of our enterprise risk management processes to identify or address risks adequately; labor relations matters as we negotiate with unions; changes in customer water use patterns and the effects of conservation; the impact of weather, climate, natural disasters, and diseases on water quality, water availability, water sales and operating results, and the adequacy of our emergency preparedness; and, other risks and unforeseen events. When considering forward-looking statements, you should keep in mind the cautionary statements included in this paragraph, as well as the annual 10-K, quarterly 10-Q, and other reports filed from time-to-time with the Securities and Exchange Commission (SEC). The Company assumes no obligation to provide public updates of forward-looking statements.

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